Exhibit 13

                     Schedule For Computation of Performance

The performance that appears in Table 1 of the SAI was calculated by reducing the annual total return of the underlying fund by the maximum expense charge of 0.90%. The 0.90% charge is composed of the 0.15% charge for mortality and expense risk and the maximum 0.75% charge for administration. For standardized return, we then assume that the maximum possible withdrawal charge was withdrawn at the end of the period. The following example shows how we calculated the "life of the subaccount" return for the Prudential Value Portfolio:

---------------------------------------- -------------------------------- ------------- -----------------------------------
   Gross Average Annual Total Return     Mortality and Expense Risk and                   "Hypothetical" Average Annual
                Period                   Maximum Administrative Charge       Maximum              Total Return
                 Ended                                                     Withdrawal              Period Ended
               12/31/00                                                      Charge                  12/31/00
---------------------------------------- -------------------------------- ------------- -----------------------------------
                 18.60                                0.90%                  5%              17.80%
---------------------------------------- -------------------------------- ------------- -----------------------------------


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